UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): November 27, 2002

                   WINTHROP GROWTH INVESTORS I LIMITED PARTNERSHIP
                (Exact name of registrant as specified in its charter)


        Massachusetts                2-84760                  04-2839837
       (State or other             (Commission             (I.R.S. Employer
       jurisdiction of             File Number)         Identification Number)
       incorporation)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                         (Registrant's telephone number)

                                       N/A

            (Former Name or former address, if changed since last report)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends Item 7. Financial statements and exhibits of its report on Form 8-K, dated November 27, 2002 (filed with the Securities and Exchange Commission on December 24, 2002) as set forth in the pages attached hereto.

Item 7.     Financial Statements and Exhibits


(b) Pro forma financial information


The following unaudited pro forma consolidated statements of operations reflects the operations of Winthrop Growth Investors I Limited Partnership (the "Partnership" or "Registrant") as if Stratford Village Apartments had been sold January 1, 2001 (in thousands, except per unit data).

The pro forma consolidated financial statements do not project the Partnership's results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Partnership's 2002 Annual Report on Form 10-KSB.

                   PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    Year Ended      Year Ended
                                                   December 31,    December 31,
                                                       2002            2001

Revenue                                              $ 6,080        $ 5,669
Total expenses                                         5,291          5,554

Net income                                               789            115

Net income per limited partnership unit              $ 30.68        $  4.45

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          WINTHROP GROWTH INVESTORS I LIMITED PARTNERSHIP


                           By:      Two Winthrop Properties, Inc.
                                    Managing General Partner

                           By:      /s/Patrick J. Foye
                                    Patrick J. Foye
                                    Vice President - Residential

                           Date:    February 10, 2003